(j)(1)

CONSENT OF COUNSEL

We hereby consent to (i) the use of our name and to the reference to our Firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Prospectuses that are included in Post-Effective Amendment No. 44 (“PEA No. 44”) to the Registration Statement (No. 333-78275; 811-09303) on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of Kinetics Mutual Funds, Inc. (the “Registration Statement”), and (ii) the use and incorporation by reference in PEA No. 44 of  (w) our Firm’s opinion and consent of counsel filed as Exhibit (i)(4) to Post-Effective Amendment No. 28 to the Registration Statement; (x) our Firm’s opinion and consent of counsel filed as Exhibit (i)(3) to Post-Effective Amendment No. 24 to the Registration Statement; (y) our Firm’s opinion and consent of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 22 to the Registration Statement and (z) our Firm’s opinion and consent of counsel filed as Exhibit (i)(1) to Post-Effective Amendment No. 15 to the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ DRINKER BIDDLE & REATH LLP
Drinker Biddle & Reath LLP

Philadelphia, Pennsylvania
December 28, 2012

PHTRANS/ 1198924. 2